SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) SEPTEMBER 30, 2003
                                                        ------------------

                          WHITEWING ENVIRONMENTAL CORP.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                 DELAWARE             0-74220            95-4437350
             ------------------------------------------------------
             (STATE OR OTHER        (COMMISSION         (IRS EMPLOYER
             JURISDICTION OF         FILE NUMBER)      IDENTIFICATION NO.)
             FORMATION)



          730 GRAND AVENUE RIDGEFIELD, NEW JERSEY               07657
          ----------------------------------------           ----------
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)           (ZIP CODE)



        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (201) 943-0800
                                                           --------------



          -------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGES SINCE LAST REPORT)

ITEM 5.     OTHER EVENTS
            ------------

PRIVATE PLACEMENT

         On September 10, 2003, Whitewing Environmental Corp., a Delaware corporation (the "Company"), and its exclusive placement agent, Maxim Group, LLC ("Maxim"), commenced a private offering of up to 250,000 units (the "Units"), at a price of $8.00 per Unit, with each Unit consisting of 1 share (the "Shares") of the Company's newly designated Series A Convertible Preferred Stock, par value $.001 per share (the "Series A Convertible Preferred Stock"), and 40 Class A Common Stock Purchase Warrants (the "Warrants"). The offering (the "Offering"), is to accredited investors ("Investors") only, on a "best efforts, all or none" basis with respect to the first 62,500 Units, and on a "best efforts" basis with respect to the remaining 187,500 Units. The Offering is being made pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, and is intended to close on October 31, 2003, unless extended by the Company and Maxim.

         As of September 30, 2003 (the "First Closing Date"), the Company closed on the sale of the first 98,063 Units consisting of 98,063 shares of Series A Convertible Preferred Stock and 3,922,500 Warrants generating gross proceeds of approximately $784,504.

         The Company has agreed to file a registration statement with the Securities and Exchange Commission (the "Commission"), as soon as reasonably practicable following the conclusion of the Offering (subject to certain conditions) covering the resale of the shares of common stock, par value $.001 per share (the "Common Stock"), issuable upon (i) the conversion of the Shares,
(ii) the exercise of the Warrants  (collectively,  the "Underlying Shares"), and
(iii) the conversion of the Shares and the exercise of the Warrants issuable upon the exercise of the Unit Purchase Option (as hereinafter defined) which was issued to Maxim as of the First Closing Date. In addition, the Company agreed to use reasonable efforts to have such registration statement declared effective by the Commission by no later than March 31, 2004 (the "Target Effective Date"), and to maintain the effectiveness of such registration statement until the third anniversary of the applicable closing of the Offering. The Investors have also been provided with certain "piggy back" registration rights.

         On September 10, 2003, the Company entered into a Placement Agency Agreement with Maxim (the "Placement Agency Agreement"), pursuant to which the Company agreed to: (i) pay Maxim a cash fee equal to ten percent (10%) of the gross proceeds of the Offering plus reimbursement of expenses incurred by it in connection with the Offering; and (ii) issue to Maxim (or its nominee) a unit purchase option (the "Unit Purchase Option"), exercisable for a number of Units equal to ten percent (10%) of the number of Units issued in the Offering, as compensation for its services. The Placement Agency Agreement provides that Maxim may employ selling agents in connection with the Offering. Accordingly, on the First Closing Date, the Company paid a placement fee of $78,450 and issued a Unit Purchase Option exercisable for 9,806 Units. The Unit Purchase Option is exercisable at a price of $10.00 per Unit and expires on September 30, 2008. The Placement Agency Agreement further provides that in the event that the Company elects to effect a public or private offering of its securities during the one
(1) year period following the termination of the Offering, the Company has agreed to provide Maxim with a right of first refusal with respect to such offering. If any Warrants are exercised, Maxim shall be entitled to receive a cash fee, payable upon receipt by the Company of the Warrant exercise price, equal to five percent (5%) of the funds received by the Company upon such exercise. Commencing September 10, 2003 and ending on the later of (i) the date on which there are no longer any Shares outstanding or (ii) the second anniversary of the First Closing Date, the Company agreed to permit a nominee of Maxim to attend all meetings of the Company's Board of Directors as a non-voting observer.

         As of the First Closing Date, Kevin DeLeon and John C. Kleinert joined the Board of Directors of the Company and Mr. DeLeon became the Company's President and Chief Executive Officer. At that time, Andrew Latham, the Company's former President and Co-Chief Executive Officer resigned those positions and became the Company's Chief Technology Officer and Executive Vice President and Mr. Norman Raben, the Company's Co-Chief Executive Officer and Executive Vice President, resigned his position as Co-Chief Executive Officer.

Series A Convertible Preferred Stock

         The following is a summary of the preferences, rights, and limitations with respect to the Series A Convertible Preferred Stock:

         Designation and Amount; Rank: A newly designated series of shares of preferred stock has been designated as "Series A Convertible Preferred Stock" and the number of shares constituting such series is 400,000. The shares of Series A Convertible Preferred Stock have a par value of $.001 per share and ranks senior to all series of preferred stock and the Company's Common Stock.

         Dividends: The holders of the Shares are entitled to receive an annual cumulative dividend on each Share equal to eleven percent (11%) of the Issuance Price (which is $8.00) payable annually on December 31, in kind, in the form of shares of Common Stock, or at the election of the Company, in cash from funds legally available therefor; provided, however, that with respect to the annual dividend payable for the years ending December 31, 2004 and 2005, each holder may elect to receive the dividend in kind, in the form of shares of Common Stock, or in cash. If dividends are paid in kind, each Share shall be entitled to receive eleven (11) shares of Common Stock, subject to adjustment in the event of stock splits, reorganizations and reclassifications. Dividends for the period between the applicable closing of the Offering and December 31, 2003 shall be pro rated based upon the actual number of days elapsed, assuming a 360 day year. The dividend rate is subject to increase if the Company fails to have the Commission declare effective a registration statement covering the resale of the Underlying Shares by the Target Effective Date. In the event that the



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

Company fails to have the Commission declare a registration statement covering the Underlying Shares effective by the Target Effective Date, then the dividend rate shall increase by 2% for each whole calendar month during such registration statement is not declared effective by the Commission; provided however, that in no event shall the dividend rate exceed 20%. Upon the effectiveness of such registration statement, the dividend rate shall re-adjust to 11%.

         Conversion: Each Share is initially convertible into 100 shares of Common Stock at the option of the holder and at any time. This initial conversion ratio is determined by dividing the Issuance Price ($8.00) by the Conversion Price applicable to such share. The initial Conversion Price is $.08; provided, however, that the Conversion Price for the Shares shall be subject to certain weighted average and other customary anti-dilution adjustments.

         Liquidation Rights: In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of shares of any other series of preferred stock or Common Stock by reason of their ownership thereof, an amount per Share equal to the greater of (i) $16.00 for each outstanding Share plus accrued and unpaid dividends (as adjusted for stock dividends, stock distributions, splits, combinations or recapitalizations), or (ii) the amount such holders would be entitled to receive had they converted their Shares into shares of Common Stock.

         Voting Rights: The holders of the Shares shall have the right to vote on an as-converted basis, with the Common Stock on all matters submitted to a vote of stockholders. In addition, the Company shall not, without the prior approval of the holders of at least a majority of the then issued and outstanding Shares, voting as a separate class:

          (i) issue or create any series or class of equity securities with rights superior to or on a parity with the Shares or increase the rights or preferences of any series or class of equity securities having rights or preferences that are junior to the Shares so as to make the rights or preferences of such series or class equal or senior to the Shares;

          (ii) pay dividends on shares of the capital stock of the Company;

          (iii)effect any exchange or reclassification of any stock affecting the holders of the Shares or an recapitalization involving the Company and its subsidiaries taken as a whole;

          (iv) effect   any   amendment   of  the   Company's   Certificate   of
               Incorporation or Bylaws which would materially and adversely effect the rights of the holders of the Shares;


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

          (v) amend, alter, or repeal the preferences, special rights, or other powers of the Shares so as to adversely effect the holders of the Shares;

          (vi) effect any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Company; or any consolidation or merger involving the Company; or effect any transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of; or engage, or permit any subsidiary of the Company to engage, in any business other than the business engaged in or proposed to be engaged in by the Company or any such subsidiary on the issuance date or any businesses or activities substantially similar or related to, or an extension of, any such businesses; or make any agreement or become obligated to do any of the foregoing;

          (vii)commence any case, proceeding or other action seeking protection for the Company as debtor under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors; any consent to the entry of an order for relief in or institution of any case, proceeding or other action brought by any third party against the Company as a debtor under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors; the filing of an answer in any involuntary case or proceeding described in the previous clause admitting the material allegations of the petition therefor or otherwise failing to contest any such involuntary case or proceeding; the seeking of or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Company or for a substantial portion of its assets; any assignment for the benefit of the creditors of the Company; or the admission in writing that the Company is unable to pay its debts as they mature or that the Company is not paying its debts as they become due;

          (viii) incur any secured or unsecured indebtedness outside the ordinary course of business; and

          (ix) increase the total value of compensation of any executive officer of the Company (whether through cash, equity incentives, perquisites or otherwise) in excess of 25% over the last publicly reported value.

         Voting rights with respect to items (vi) - (ix) terminate upon the repayment or conversion of that certain 8% convertible promissory note issued to a lender in the aggregate principal amount of $500,000.

Class A Common Stock Purchase Warrants

         Each Warrant entitles the holder to purchase one (1) share of Common Stock at an exercise price of $.15 per share during the period commencing on the first anniversary of the applicable closing of the Offering and ending three (3) years thereafter. The Warrants do not contain cashless exercise provisions, but provide Investors with certain weighted average anti-dilution protections. The Company may at its option call for the redemption of all but not less than all of the then outstanding Shares and Warrants upon 30 days prior written notice to the holders thereof so long as (i) the shares of Common Stock have traded at or above $.75 per share for not less than 30 consecutive trading days during the 45 day period preceding the date of the Redemption Notice, (ii) the minimum average trading volume during such 30 day period has exceeded 75,000 shares per day, and
(iii) the shares of Common Stock issuable upon exercise of the Warrants are registered with the Commission for resale to the public, or an exemption to the registration requirements is available to the holders of the Warrants under Rule
144. The redemption price to be paid by the Company shall be equal to $.08 per Warrant.

EMPLOYMENT AND CONSULTING AGREEMENTS

         In August 2003, the Company entered into a two (2) year employment agreement with Kevin A. DeLeon, pursuant to which Mr. DeLeon agreed to serve as the Company's President and Chief Executive Officer commencing on First Closing Date as well as such other positions as reasonably requested by the Board of Directors (the "DeLeon Agreement"). Accordingly, effective September 30, 2003, Mr. DeLeon has served as the Company's Chief Executive Officer and as a member of the Company's Board of Directors. The term of the DeLeon Agreement is subject to automatic extension for one (1) year unless either party terminates the agreement at least 3 months prior to the end of the applicable term. The Company has agreed to pay Mr. DeLeon an annual salary of $150,000 subject to increases, in the discretion of the Board of Directors, following the closing of an acquisition of a similar or complimentary business. The DeLeon Agreement provides that Mr. DeLeon receive an annual cash bonus as of each December 31st during the term of the DeLeon Agreement out of a bonus pool segregated for senior executives (the "Bonus Pool"). The Bonus Pool shall be equal to 7.5% of the Company's earnings before the payment of interest and taxes and before deductions for depreciation and amortization for the Company's most recent fiscal year ended December 31. In addition, Mr. DeLeon was issued options to purchase 2,000,000 shares of the Company's Common Stock under the Company's 2003 Stock Option Plan. The options are to vest one half on the First Closing Date, and one quarter on each of the first anniversary and second anniversary thereof at an exercise price equal to the fair market value of the Common Stock on the First Closing Date or $.20 per share. The Company has also agreed to reimburse Mr. DeLeon for reasonable out-of-pocket expenses incurred in connection with the performance of his duties (including up to $750 per month for an automobile allowance) and to provide him with a $1 million term life insurance policy, assuming such policy can be obtained at reasonable and customary rates. In the event that Mr. DeLeon's employment is terminated other than for death, Disability (as defined in the DeLeon Agreement), for Cause (as defined in the DeLeon Agreement) or due to Mr. DeLeon's resignation, the Company is required to pay Mr. DeLeon's base salary for the remainder of the applicable term of the DeLeon Agreement. During the term of employment and for the twelve month period thereafter, Mr. DeLeon has agreed not to compete with the Company's business in the State of New Jersey nor solicit the Company's employees or customers. The DeLeon Agreement contains other customary provisions.

         In August 2003, the Company entered into a two (2) year employment agreement with Andrew V. Latham, pursuant to which Mr. Latham agreed to serve as the Company's Executive Vice President and Chief Technology Officer commencing on the First Closing Date as well as such other positions as reasonably requested by the Board of Directors (the "Latham Agreement"). The term of the Latham Agreement is subject to automatic extension for one (1) year unless either party terminates the agreement at least 3 months prior to the end of the applicable term. The Company has agreed to pay Mr. Latham an annual salary of $145,000 subject to increases, in the discretion of the Board of Directors, following the closing of an acquisition of a similar or complimentary business. The Latham Agreement provides that Mr. Latham receive an annual cash bonus as of December 31st during the term of the Latham Agreement out of the Bonus Pool. Mr. Latham was issued options to purchase 150,000 shares of the Company's Common Stock under the Company's 2003 Stock Option Plan. The options are to vest two thirds on the date of grant and one third on the first anniversary thereof at an exercise price of $.08 per share. The Company has also agreed to reimburse Mr. Latham for reasonable out-of-pocket expenses incurred in connection with the performance of his duties (including up to $750 per month for an automobile allowance) and to provide him with a $1 million term life insurance policy, assuming such policy can be obtained at reasonable and customary rates. In the event that Mr. Latham's employment is terminated other than for death, Disability (as defined in the Latham Agreement), for Cause (as defined in the Latham Agreement) or due to Mr. Latham's resignation, the Company is required to pay Mr. Latham's base salary for the remainder of the applicable term of the Latham Agreement. During the term of employment and for the twelve month period thereafter, Mr. Latham has agreed not to compete with the Company's business in the State of New Jersey nor solicit the Company's employees or customers. The Latham Agreement contains other customary provisions and will replace and supercede the existing employment agreement between the Company and Mr. Latham.

         In August 2003, the Company entered into a two (2) year employment agreement with Norman Raben, pursuant to which Mr. Raben will serve as the Company's Executive Vice President and Secretary as well as such other positions as reasonably requested by the Board of Directors (the "Raben Agreement"). The term of the Raben Agreement is subject to automatic extension for one (1) year unless either party terminates the agreement at least 3 months prior to the end of the applicable term. The Company has agreed to pay Mr. Raben an annual salary of $145,000 subject to increases, in the discretion of the Board of Directors, following the closing of an acquisition of a similar or complimentary business. The Raben Agreement provides that Mr. Raben receive an annual cash bonus as of December 31st during the term of the Raben Agreement out of the Bonus Pool. Mr. Raben was issued options to purchase 500,000 shares of the Company's Common Stock under the Company's 2003 Stock Option Plan. The options are to vest two thirds on the date of grant and one third on the first anniversary thereof at an exercise price of $.08 per share. The Company has also agreed to reimburse Mr. Raben for reasonable out-of-pocket expenses incurred in connection with the performance of his duties (including up to $750 per month for an automobile allowance) and to provide him with a $1 million term life insurance policy, assuming such policy can be obtained at reasonable and customary rates. In the event that Mr. Raben's employment is terminated other than for death, Disability (as defined in the Raben Agreement), for Cause (as defined in the Raben Agreement) or due to Mr. Raben's resignation, the Company is required to pay Mr. Raben's base salary for the remainder of the applicable term of the Raben Agreement. During the term of employment and for the twelve month period thereafter, Mr. Raben has agreed not to compete with the Company's business in the State of New Jersey nor solicit the Company's employees or customers. The Raben Agreement contains other customary provisions and will replace and supercede the existing employment agreement between the Company and Mr. Raben.

CONVERSION OF CERTAIN PROMISSORY NOTES


         Since April 2003, Joseph Bianco, the Company's Chairman of the Board, and Bruce Raben, a director of the Company, loaned the Company the aggregate principal amount of $220,000 and $125,000, respectively. The loans bear interest at a rate of 8% per annum and are due on demand. Each of Messrs. Bianco and Raben agreed that the outstanding principal amount and accrued and unpaid interest will automatically convert into shares of Common Stock upon the First Closing Date at a conversion price of $.08 per share. Accordingly, upon the First Closing Date, the Company issued: (i) 2,813,726 shares of Common Stock in exchange for the cancellation of a total of $225,098.08 of indebtedness to Mr. Bianco; and (ii) 1,591,801 shares of Common Stock in exchange for the cancellation of a total of $127,344.11 of indebtedness to Mr. Raben.

         In March 2003, Jack Kleinert, a director of the Company, Norman Raben, the Company's Executive Vice President and Secretary and a director of the Company, and Geoffrey Perry, the Chief Executive Officer and President of Advanced Recovery Solutions, Inc., a subsidiary of the Company, loaned the Company the aggregate principal amount of $500,000, $25,000 and $50,000, respectively. In August 2003, the Company and Messrs. Kleinert, Raben and Perry amended the promissory notes so that (i) the conversion price of each of the notes was reduced from $.15 per share to $.08 per share and (ii) the principal of and the interest on the respective notes automatically converted into shares of Common Stock upon the First Closing Date. Accordingly, upon the First Closing Date, the Company issued 7,543,664 shares of Common Stock in exchange for the cancellation of a total of $603,493.15 of indebtedness to Messrs. Kleinert, Raben and Perry.



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

ITEM 9.     REGULATION FD DISCLOSURE
            ------------------------

         Certain biographical information regarding Messrs. DeLeon and Kleinert are set forth below:

         Kevin A. DeLeon was a consultant to the Company from May 2003 to September 2003 and became President and Chief Executive Officer and a director of the Company, upon the First Closing Date. From 1994 to 1997, Mr. DeLeon was employed in the investment banking department of Yamaichi International America, a US subsidiary of a Japanese securities firm. Additionally, he assumed the role of US head of mergers and acquisitions, focusing on cross-border activity. From 1997 to 1999, Mr. DeLeon was an independent capital markets consultant. From 2000 to 2002, Mr. DeLeon served as a founding partner of Bracken Partners, a corporate finance advisory and fund management firm with particular focus on the UK and European private equity markets. In 2002, Mr. DeLeon co-founded and served as executive director of Higgs Boson Media, a UK public limited company. Additionally, from 2001 to 2002, Mr. DeLeon served as a non-executive director for ActiveHotels, a UK limited company.

         John C. Kleinert became a member of the Company's Board of Directors, including its Audit and Compensation Committees, upon the First Closing Date. From 1982 through 1997, he worked in various capacities at Goldman Sachs & Co. in New York. In 1994 he was elected General Partner of the firm. Since retiring from Goldman Sachs, Mr. Kleinert has invested for his own account and pursued several business ventures.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS
            ---------------------------------

         (b)      3.1   Certificate  of  Designation of the Company's  Series  A
                        Convertible Preferred Stock.

                  4.1   Form of Class A Common Stock Purchase Warrant.

                  4.2   Form of Placement Agent Unit Purchase Option.

                  10.1 Placement Agency Agreement, dated as of September 10, 2003, as amended, between the Company and Maxim.

                  10.2 Employment Agreement, dated as of August 12, 2003, between the Company and Andrew V. Latham, Jr.

                  10.3 Employment Agreement, dated as of August 12, 2003, between the Company and Kevin De Leon.

                  10.4 Employment Agreement, dated as of August 12, 2003, between the Company and Norman Raben.

                  99.1  Form of Subscription Agreement.






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



                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.


                                 WHITEWING ENVIRONMENTAL CORP.



                                 By: /s/ Kevin DeLeon
                                     ------------------------------------------
                                 Name:   Kevin DeLeon
                                 Title:  President and Chief Executive Officer


Dated:  October 9, 2003